                                                           Exhibit 10 (k)




                             LANIER WORLDWIDE, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                               (Formerly known as
                       Harris/3M Document Products, Inc.
                    Supplemental Executive Retirement Plan)

                             LANIER WORLDWIDE, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                               (Formerly known as
                       Harris/3M Document Products, Inc.
                    Supplemental Executive Retirement Plan)


 WHEREAS, the Harris/3M Document Products, Inc. Pension Plan, the Harris/3M Document Products, Inc. Supplemental Executive Retirement Plan, the Lanier Business Products, Inc. Supplemental Executive Retirement Plan and the Harris/Lanier Retirement Plan and Trust were previously established by Lanier Worldwide, Inc. or its predecessor; and

 WHEREAS, the Harris/3M Document Products, Inc. Pension Plan and the Harris/Lanier Retirement Plan and Trust were merged, effective as of October 1, 1989, the merged plan being known as the Lanier Worldwide, Inc. Pension Plan (hereinafter referred to as the "Pension Plan"); and

 WHEREAS, Lanier Worldwide, Inc. (hereinafter referred to as the "Corporation") amended and restated the Harris/3M Document Products, Inc. Supplemental Executive Retirement Plan (hereinafter referred to as the "Prior SERP") to be consistent with the Pension Plan and to reflect certain recent changes in federal tax law, particularly the new Section 401(a)(17) of the Internal Revenue Code, effective as of October 1, 1989, and renamed such restated plan as the Lanier Worldwide, Inc. Supplemental Executive Retirement Plan (hereinafter referred to as the "SERP"); and

 WHEREAS, Lanier Worldwide, Inc. desires to amend and restate the SERP to authorize payment of certain expenses from a trust fund that may be established by the Corporation to provide a source of payments for the Corporation's obligations under the SERP;

 NOW, THEREFORE, effective as of December __, 1992, the Corporation hereby amends section 7.5 of the SERP, and restates the SERP in its entirety, in order to provide benefits in excess of the limits now applicable to the Pension Plan and for other purposes hereinafter set forth.

                            ARTICLE 1.  DEFINITIONS

 1.1 DEFINITIONS. Except as otherwise required by the context, the terms used in the SERP shall have the meaning hereinafter set forth.

   (a) "BENEFICIARY". The term "Beneficiary" means a person, trust or tax-exempt organization which, by the terms of a designation of beneficiary executed by a Participant in accordance with the provisions of Article 5, is entitled to receive the death benefit provided hereunder in the event of the death of such Participant.

   (b) "CODE"; "INTERNAL REVENUE CODE". The terms "Code" and "Internal Revenue Code" mean the Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code includes such section and any comparable sections of any future legislation that amends, supplements, or supersedes such section.

   (c) "COMMITTEE". The term "Committee" means the administrative committee that administers the SERP as set forth in Article 6.

   (d) "CORPORATION". The term "Corporation" means Lanier Worldwide, Inc. and any successor to such corporation.

   (e) "ERISA". The term "ERISA" means the Employee Retirement Income Security Act of 1974 (Public Law 93-406), as amended from time to time. Reference to a section of ERISA includes such section and any comparable sections of any further legislation that amends, supplements, or supersedes such section.

   (f) "PARTICIPANT". The term "Participant" means any person who has fulfilled the eligibility requirements contained in Article 2 hereof and whose beneficial interest in the SERP has not been distributed in full.

   (g) "PENSION PLAN". The term "Pension Plan" means the Lanier Worldwide, Inc. Pension Plan.

   (h) "PRIOR SERP". The term "Prior SERP" means the Harris/3M Document Products, Inc. Supplemental Executive Retirement Plan.

   (i) "SERP". The term "SERP" means this Lanier Worldwide, Inc. Supplemental Executive Retirement Plan, as in effect on October 1, 1989, and as amended from time to time thereafter.

 1.2 CONSTRUCTION. Where necessary or appropriate to the meaning hereof, the singular shall be deemed to include the plural, the plural to include the singular, the masculine to include the feminine, and the feminine to include the masculine.

                           ARTICLE 2.  PARTICIPATION

 Any select management and highly compensated employee of the Corporation covered by the Pension Plan who retires or otherwise incurs a termination of employment thereunder on or after October 1, 1989 and becomes entitled to receive a retirement benefit thereunder, and whose retirement benefits are limited under the Pension Plan by the provisions of Section 401(a)(17) or 415 of the Code shall become a Participant in the SERP automatically upon such limitation of participation.

                         ARTICLE 3.  AMOUNT OF BENEFITS

 The amount of the benefit payable hereunder shall be the excess of (a) the amount of the retirement benefit that would have been payable under the Pension Plan to such Participant but for the limitations contained in the Pension Plan to effect compliance with Sections 401(a)(17) and 415 of the Code, over (b) the amount of the retirement benefit that is actually payable under the provisions of the Pension Plan to such Participant.

                          ARTICLE 4.  BENEFIT PAYMENTS

 The supplemental benefits calculated under Article 3 shall be paid to a Participant or his Beneficiary, if applicable, in the same manner and form as, and coincident with, the payment of the retirement benefits of such Participant, or Beneficiary, under the Pension Plan. Any factors or conditions applicable to a Participant's or a Beneficiary's benefit under the Pension Plan shall be applicable to such benefits under the SERP.

                           ARTICLE 5.  BENEFICIARIES

 In the event a Participant dies before his interest under the SERP has been distributed to him in full, any remaining interest shall be distributed pursuant to Article 5 to his Beneficiary who shall be the person designated as his beneficiary under the Pension Plan.

                     ARTICLE 6.  ADMINISTRATION OF THE SERP

 6.1 IN GENERAL. The Corporation is the administrator of this SERP. However, the Corporation Administrative Committee under the Pension Plan shall discharge those administrative duties and exercise those administrative powers which are specifically imposed or conferred upon the Committee by the SERP.

 6.2 POWERS AND DUTIES. The Committee shall have full Power and authority to interpret, construe and administer the SERP and its interpretations and construction hereof, and actions hereunder, including the timing, form, amount, or recipient of any payment to be made hereunder, shall be binding and conclusive on all persons for all purposes. The Committee may delegate any of its powers, authorities, or responsibilities for the operation and administration of the SERP to any person or committee so designated in writing by it and may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder. No member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the SERP unless attributable to his own willful misconduct or lack of good faith. Members of the Committee shall not participate in any action or determination regarding their own benefits, if any, payable under the SERP.

 6.3 RULES, REGULATIONS AND PROCEDURES. The Committee may from time to time adopt such rules, regulations and procedures, not inconsistent with the declared purposes of this SERP, as it may deem necessary to enable it to administer the SERP and to carry out the provisions of this SERP.

 6.4 IMMUNITIES OF THE COMMITTEE. Except as otherwise provided by law, no member of the Committee shall be liable to a participating employer or to any Participant or his Beneficiary by reason of the exercise in good faith of any power or discretion vested in him by the terms of this SERP, and all decisions and directions made by the Committee in the exercise of its powers and duties hereunder shall be final and binding upon all parties concerned.

                      ARTICLE 7.  MISCELLANEOUS PROVISIONS

 7.1 AMENDMENT AND TERMINATION. The Corporation reserves the right to terminate, modify or amend this SERP at any time in whole or in part.

 7.2 SPENDTHRIFT CLAUSE. No benefit of a Participant or Beneficiary under this SERP shall be subject to alienation, sale, transfer, assignment, pledge, attachment or encumbrance of any kind, either before or after his retirement. Except as otherwise provided, if any such pensioner or Beneficiary shall attempt to or shall alienate, sell, transfer, assign, pledge or otherwise encumber his benefits under this SERP, or any part thereof, or if by reason of bankruptcy or other event his benefits would devolve upon anyone else or would not be enjoyed by him, his spouse or beneficiary, then the Committee, in its sole discretion, may cause the interest of the pensioner or Beneficiary in any such benefit to be terminated and to be held or applied to or for the benefit of such person or persons and in such manner as the Committee may deem proper.

 7.3 NOT A CONTRACT OF CONTINUING EMPLOYMENT. Under no circumstances shall this SERP or the participation in the SERP by an employee constitute a contract of continuing employment or in any manner obligate an employer to continue or discontinue the service of an employee.

 7.4 PAYMENT OF BENEFITS TO OTHERS. If any Participant or Beneficiary to whom a retirement benefit is payable is unable to care for his affairs because of illness or accident, any payment due (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may be paid to the spouse, parent, brother, or sister, or any other individual deemed by the Committee to be maintaining or responsible for the maintenance of such person. Any payment made in accordance with the provisions of this Section 7.4 shall be a complete discharge of any liability of the SERP with respect to the benefit so paid.

 7.5 OBLIGATION UNSECURED. The obligation of the Corporation to pay benefits provided hereunder shall be unfunded and unsecured and benefits shall be paid by the Corporation out of its general treasury funds. In order to provide a source of payment for its obligations under this SERP, the Corporation may establish or continue to maintain a trust fund and contribute funds and property thereto. If such a trust fund is established, the Corporation may, in its sole discretion, direct the trustee to make disbursements from trust assets in payment of expenses reasonably related to the establishment, operation, or administration of the trust, including but not limited to payments to attorneys, agents, accountants, and financial advisers or institutions. These disbursements may take the form of reimbursement of the Corporation or its parent corporation for such expenses paid by the Corporation or its parent corporation, provided that the request for reimbursement includes documentation of the expense that is reasonably acceptable to the trustee. Subject to the provisions of the trust agreement governing any such trust fund, however, the obligation of the Corporation under the SERP to provide a Participant or a Beneficiary with a benefit shall nonetheless constitute the unsecured promise of the Corporation to make payments as provided herein, and no person shall have any interest in, or a lien or prior claim upon, any property of the Corporation.

 7.6 CONTROLLING STATUS. No Participant shall be eligible for a supplemental retirement benefit under the SERP unless such Participant is a Participant on the date of his retirement, death, or other termination of employment.

 7.7 CLAIMS OF OTHER PERSONS. The provisions of the SERP shall in no event be construed as giving any person, firm or corporation any legal or equitable right as against the Corporation, its officers, employees, or directors, except any such rights as are specifically provided for in the SERP or are hereafter created in accordance with the terms and provisions of the SERP.

 7.8 SEVERABILITY. The invalidity or unenforceability of any particular provision of the SERP shall not affect any other provision hereof, and the SERP shall be construed in all respects as if such invalid or unenforceable provision were omitted herefrom.

 7.9 CONSTRUCTION OF SERP. The provisions of the SERP shall be governed and construed in accordance with the laws of the State of Georgia.

 EXECUTED at Atlanta, Georgia, this ____ day of December, 1992.

                             LANIER WORLDWIDE, INC.



                             By  /S/  WESLEY E. CANTRELL
                                 -------------------------------


                             And /S/  JOE PAYNE
                                 -------------------------------
1035054